Exhibit 99.1

DocuSign Prices Offering of $600.0 Million of 0% Convertible Senior Notes Due 2024
SAN FRANCISCO, January 13, 2021 /PRNewswire/ -- DocuSign, Inc. (Nasdaq: DOCU) today announced that it has priced $600.0 million aggregate principal amount of 0% convertible senior notes due 2024 (the “notes”). The size of the offering was increased from the previously announced $500.0 million aggregate principal amount. The notes are being sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). DocuSign also granted the initial purchasers of the notes an option to purchase up to an additional $90.0 million aggregate principal amount of notes. The sale is expected to close on January 15, 2021, subject to customary closing conditions.
The notes will be general unsecured, senior obligations of DocuSign that will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on January 15, 2024, unless repurchased or converted in accordance with their terms prior to such date. Prior to October 15, 2023, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of DocuSign common stock, cash or a combination of cash and shares of DocuSign common stock, at the election of DocuSign.
The notes will have an initial conversion rate of 2.3796 shares of DocuSign common stock per $1,000 principal amount of notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $420.24 per share. The initial conversion price represents a premium of approximately 60% to the $262.65 per share closing price of DocuSign common stock on The Nasdaq Global Select Market on January 12, 2021.
DocuSign estimates that the net proceeds from the offering will be approximately $588.9 million (or approximately $677.3 million if the initial purchasers of the notes exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by DocuSign.
DocuSign expects to use $27.3 million of the net proceeds from the offering of the notes to pay the cost of the capped call transactions described below. In addition, DocuSign expects to use approximately $460.0 million of the net proceeds from the offering, together with approximately 4.7 million shares of DocuSign common stock, to repurchase $460.0 million aggregate principal amount of its 0.50% Convertible Senior Notes due 2023 (the “2023 notes”) as described below. DocuSign intends to use the remainder of the net proceeds for working capital and other general corporate purposes. If the initial purchasers of the notes exercise their option to purchase additional notes, DocuSign expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the capped call counterparties (as defined below) and for working capital and other general corporate purposes.
In connection with the pricing of the notes, DocuSign has entered into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates and other financial institutions (the “capped call counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of DocuSign common stock underlying the notes sold in the offering. The capped call transactions are expected generally to reduce or offset potential dilution to holders of DocuSign common stock upon conversion of the notes and/or offset any cash payments that DocuSign could be required to make in excess of the principal amount of any converted notes, with such reduction and/or offset subject to a cap. The initial cap price of the capped call transactions will be approximately $525.30 per share. The cap price represents a premium of approximately 100% to the $262.65 per share closing price of DocuSign common stock on The Nasdaq Global Select Market on January 12, 2021. DocuSign has been advised that in connection with establishing their initial hedges of the capped call transactions, the capped call counterparties and/or their respective affiliates may enter into various derivative transactions with respect to DocuSign common stock and/or purchase DocuSign common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of DocuSign common stock or the notes concurrently with, or shortly after, the pricing of the notes.
In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to DocuSign common stock and/or purchasing or selling DocuSign common stock or other securities of DocuSign in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity date of the notes). This activity could also cause or prevent an increase or decrease in the market price of DocuSign common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.
Concurrently with the pricing of the offering, DocuSign has entered into privately negotiated transactions with certain holders of its 2023 notes to repurchase $460.0 million in aggregate principal amount of its 2023 notes for an aggregate of approximately $460.0 million in cash and approximately 4.7 million shares of its common stock (each, a “note repurchase transaction”). DocuSign also expects that holders of the outstanding 2023 notes that have hedged their equity price risk with respect to such notes (the “hedged holders”) will have, concurrently with the pricing of the notes, unwound all or part of their hedge positions by buying DocuSign common stock and/or entering into or unwinding various derivative transactions with respect to DocuSign common stock. In particular, DocuSign expects that many holders of the 2023 notes employed a convertible arbitrage strategy with respect to the 2023 notes and have a short position with respect to DocuSign common stock that they may have closed or reduced or may close or reduce in connection with the repurchases of their 2023 notes. The amount of DocuSign common stock purchased by the hedged holders to reduce or close such short positions may have been substantial, and could increase (or reduce the size of any decrease in) the market price of DocuSign common stock concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. DocuSign does not currently intend to terminate the existing capped call transactions relating to the 2023 notes in connection with the repurchase of the 2023 notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of DocuSign common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Offers of the notes are being made only by means of a private offering memorandum.

The notes and any shares of DocuSign common stock issuable upon conversion of the notes have not been registered under the Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
Use of forward-looking statements
This press release contains “forward-looking statements” including, among other things, statements relating to the note repurchases and DocuSign’s intent to not terminate the existing capped call transactions related to the 2023 notes, the potential effects of capped call transactions and statements relating to the terms of the offering and the expected use of proceeds from the offering. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not DocuSign will consummate the offering, prevailing market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, risks related to the impact of the COVID-19 pandemic on DocuSign’s business, financial condition and results of operations, whether the capped call transactions will become effective and whether the note repurchases will take place or be consummated on the anticipated terms, or at all. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect DocuSign’s business and financial results, please review the “Risk Factors” described in DocuSign’s Annual Report on Form 10-K for the year ended January 31, 2020 and DocuSign’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) and in DocuSign’s other filings with the SEC. DocuSign undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release, except as required by law.
Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com